UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 17, 2013, our wholly-owned subsidiary, Lex-Gen Woodlands, L.P. (“Lex-Gen Woodlands”), entered into a Fourth Amendment to Loan and Security Agreement and to Other Loan Documents (the “Amendment”) with SFI Belmont LLC (“Lender”), amending the terms of the Loan and Security Agreement, dated April 21, 2004, between Lex-Gen Woodlands and iStar Financial, Inc. (“iStar”), as previously amended (the “Loan Agreement”) and certain other related agreements. The rights and obligations of iStar under the Loan Agreement had previously been assigned to Lender.
The Amendment (a) extends the maturity date of the mortgage on our facilities in The Woodlands, Texas from April 2014 to April 2017 and (b) provides Lender with a right of first offer in the event we intend to seek proposals for a loan, refinancing or sale-leaseback transaction on such facilities. Under the Amendment, the mortgage loan's monthly payment amount and fixed interest rate are each unchanged and a balloon payment of $15.2 million will be due in April 2017 in lieu of the balloon payment of $21.4 million which was previously due in April 2014.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	—	Fourth Amendment to Loan and Security Agreement and to Other Loan Documents, dated September 17, 2013, between Lex-Gen Woodlands, L.P. and SFI Belmont LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: September 17, 2013	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	—	Fourth Amendment to Loan and Security Agreement and to Other Loan Documents, dated September 17, 2013, between Lex-Gen Woodlands, L.P. and SFI Belmont LLC